Exhibit 99.1

Form 4 Joint Filer Information

Name:	Diamond A Financial, LP

Address:	200 Crescent Court, Suite 1350
Dallas, Texas 75201

Designated Filer:	Gerald J. Ford

Issuer & Ticker Symbol:	Hilltop Holdings Inc. (HTH)

Date of Event Requiring Statement:	October 10, 2008

Signature:	Diamond A Financial, LP,

	By:	/s/ GERALD J. FORD
	Name:	Gerald J. Ford
	Title:	General Partner

Name:	Gerald J. Ford

Address:	200 Crescent Court, Suite 1350
Dallas, Texas 75201

Designated Filer:	Gerald J. Ford

Issuer & Ticker Symbol:	Hilltop Holdings Inc. (HTH)

Date of Event Requiring Statement:	October 10, 2008

Signature:	/s/ GERALD J. FORD
Gerald J. Ford